CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 13, 2018 relating to the financial statements, which appears in InspireMD Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 8, 2018	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited